UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2020

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On January 12, 2020, Aquestive Therapeutics, Inc. (the “Company”) issued a press release reporting that the U.S. Food and Drug Administration (FDA) issued a letter (“Response”) dated January 10, 2020 denying the Company’s Citizen’s Petition received by the FDA on November 1, 2019, including the supplement to the Citizen’s Petition received by the FDA on December 4, 2019 (Docket No. FDA-2019-P-5121) (“Petition”).  In the Response, the FDA indicated that it had approved Neurelis’s NDA for Valtoco® on January 10, 2020.  Valtoco has received orphan drug exclusivity from the FDA’s Center for Drug Evaluation and Research commencing as of January 10, 2020.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company is also updating its risk factors to include the following:

We will be required to demonstrate to the FDA that our drug candidate Libervant® provides a “major contribution to patient care” relative to the approved drugs with the same active moiety for the same indication, Diastat® and Valtoco, and there can be no assurance that we will be successful.

We obtained orphan drug designation in the United States for our drug candidate Libervant (diazepam) Buccal Film for the treatment of selected, refractory patients with epilepsy who are on stable regimens of anti-epileptic drugs, or AEPs, and who require intermittent use of diazepam to control bouts of increased seizure activity, or acute repetitive seizure activity.  We completed the rolling submission for our NDA filing with the FDA for Libervant on November 27, 2019.  On January 10, 2020 Neurelis, Inc. obtained FDA approval of its drug candidate Valtoco (diazepam nasal spray) for its formulation of diazepam for the same indication as for our drug candidate Libervant. The FDA’s Center for Drug Evaluation and Research granted Valtoco orphan-drug exclusivity on January 10, 2020.  A company that obtains FDA approval for a designated orphan drug receives orphan drug marketing exclusivity for that drug for the designated indication for a period of seven years from the grant date in the United States.  This orphan drug exclusivity approval limits a subsequently approved product from being marketed during the exclusivity period for the same active moiety for the same orphan drug indication (Diastat and Valtoco), except in a case where the drug candidate sponsor is able to demonstrate, and the FDA concludes, that the later approved drug is clinically superior to the approved products, e.g., safer, more effective, or providing a major contribution to patient care. In assessing whether a sponsor has demonstrated that a drug candidate provides a “major contribution to patient care” relative to the approved drugs, which is evaluated on a case by case basis, the FDA may consider a number of factors and there is no one objective standard.

We will closely review the FDA approval of Valtoco and its FDA-approved label when it is available, and we plan to seek to demonstrate to the FDA that our product candidate Libervant is clinically superior to the two currently FDA-approved products for the same indication as Libervant, Valtoco and Diastat, as a major contribution to patient care within the meaning of the FDA regulations.  There can be no assurance that we will be successful in these efforts.  Any failure to obtain FDA approval of or demonstrate clinical superiority for Libervant would have a material adverse effect on our business, financial condition and results of operations.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 12, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2020	Aquestive Therapeutics, Inc.

	By:	/s/ John T. Maxwell
Name: John T. Maxwell
Title: Chief Financial Officer